UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2019

PCT LTD

(Exact name of registrant as specified in its charter)

Nevada	000-31549	90-0578516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street Little River, South Carolina	29566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02 Termination of a Material Definitive Agreement

Magnolia Columbia Limited LOI

On March 27, 2019, the Registrant entered into a letter of intent (the “Magnolia LOI”) with Magnolia Columbia Limited (“Magnolia”), a Canadian company traded on the TSXV under the symbol “MCO”. Pursuant to the terms of the Magnolia LOI, the parties agreed to negotiate and enter into a definitive agreement on or before April 27, 2019. As of April 28, 2019, the Registrant had not entered into a definitive agreement with Magnolia or agreed to any extensions of the Magnolia LOI, therefore the Magnolia LOI terminated. We continued to negotiate with Magnolia for a potential future transaction; however, as of the date of this Current Report our management has decided to cease negotiations with Magnolia with no definitive agreement in place.

27059089 Ontario Inc. LOI

On July 12, 2019, the Registrant entered into a binding Letter of Intent (the “Ontario LOI”) to negotiate in good faith a transaction between 2705908 Ontario Inc. for a definitive loan and option agreement to include the acquisition of at least 51% control of the Registrant, in addition to the terms and commitments written in the Ontario LOI. On July 30, 2019 the Ontario LOI due diligence and negotiations were slated to terminate, but both parties agreed to extend the term of the Ontario LOI. On August 2, 2019, the Registrant and 2705908 Ontario Inc. executed an extension for the terms of the Ontario LOI to continue until August 19, 2019. The extension expired on August 19, 2019 with discussion still ongoing. After extensive continued discussions and due diligence, the Registrant and 2705908 Ontario Inc. were unable to agree to mutually acceptable final terms and discussions have terminated. No further pursuit of an agreement is anticipated.

Item 7.01 Regulation FD Disclosure

PCT LTD ANNOUNCES MOST RECENT HOSPITAL CONTRACTS FOR

ANNIHILYZER® INFECTION CONTROL SYSTEMS

The Registrant, through its operating subsidiary, Paradigm Convergence Technologies Corporation (PCT Corp), announced a successful phase one installation of PCT Corp.'s Annihilyzer® Infection Control System, in coordination with its primary healthcare distributor, ACE Janitorial Services. Founded in 1976, ACE Janitorial Services is a national distributor of janitorial cleaning systems and provides services to solve the critical challenges commonly faced by large-scale facilities and hospitals. PCT Corp.'s newest installation is occurring within Presbyterian Columbia Hospital in Manhattan, NY.

PCT Corp. recently designed, developed and finalized a new rack mount Annihilyzer® system that is being installed and deployed at Presbyterian Columbia Hospital. According to Darryl Patterson, PCT Corp.'s Director of Healthcare, "Some hospitals have limited space to accommodate installation of equipment so with that in mind PCT developed an efficient rack mount Annihilyzer System that takes up far less space, therefore giving PCT the opportunity to place more of the Annihilyzer systems in hospitals." Patterson further added, "This rack mount system provides all the same capabilities of monitoring, tracking and volumes of fluid solutions produced, as our larger cabinet model but this system fits into confined spaces. Our newest model allows even more areas within hospitals to be serviced."

In addition, PCT LTD is pleased to announce the receipt of another purchase order, through the efforts of ACE Janitorial Services, for an additional phase one installation of the Annihilyzer® Infection Control System at South Nassau Medical Center located in Oceanside, NY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCT LTD

By: /s/ Gary J. Grieco

Gary J. Grieco, President

Date: September 24, 2019